Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement Nos. 333-253988, 333-263084, and 333-275849 on Form S-8 filed by Ferguson Enterprises Inc. of our reports dated September 26, 2023, relating to the consolidated financial statements of Ferguson plc and the effectiveness of Ferguson plc’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Ferguson plc for the year ended July 31, 2023.

/s/ Deloitte & Touche LLP

Richmond, Virginia

August 1, 2024